EXHIBIT 10.1

Amendment to Amended and Restated Agreement and Plan of Merger
Amendment No. 1

This Amendment No. 1 dated November 22, 2011 hereby amends the Amended and Restated Agreement and Plan of Merger (the “Agreement”) dated November 8, 2011 by and between iVoice, Inc. (“IVOI”), and Hydra Fuel Cell Corporation (“HYDRA”).

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

1.	iVoice Innovations, Inc., a New Jersey corporation, (“iVoice Innovations”) is hereby added as a party to this Agreement.

2.	Exhibit C referred to in Section 12 of the Agreement shall hereinafter be referred to as Exhibit D. Exhibit C is attached hereto.

3.	The additional language shown below shall be added to Section 6(b) of the Agreement: (x) At the Closing, IVOI shall deliver to HYDRA:

(A) the original stock certificates representing the 1,000,000 Shares of Preferred Stock in IVOI; any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

(B) evidence, in form and substance reasonably satisfactory to HYDRA, that any and all shareholder agreements or similar agreements to which IVOI and the IVOI Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

(C) a copy of the Articles of Incorporation and Bylaws of IVOI, each as amended to date, and the resolutions adopted by the Board of Directors of IVOI approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of IVOI as being in full force and effect on and as of the Closing Date;

(D) a certificate of the Secretary of State of New Jersey to the effect that IVOI is a validly existing corporation in good standing under the laws of the State of New Jersey and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that IVOI is a foreign corporation in good standing under the laws of such state; and

(E) an opinion of legal counsel to IVOI to the effect that: (i) IVOI is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on IVOI; (ii) this Agreement and each related agreement to which IVOI is a party has been duly authorized, executed and delivered by IVOI and each of this Agreement and each such related agreement constitutes the valid and binding obligation of IVOI enforceable against IVOI in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) IVOI, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by IVOI.

(xi) At the Closing, iVoice Innovations shall deliver to HYDRA:

(A) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

(B)           evidence, in form and substance reasonably satisfactory to HYDRA, that any and all shareholder agreements or similar agreements to which iVoice Innovations and the iVoice Innovations Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

(C)           a certificate of the president or chief executive officer of iVoice Innovations certifying that the representations and warranties by iVoice Innovations set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that iVoice Innovations has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(D)           a copy of the Articles of Incorporation and Bylaws of iVoice Innovations, each as amended to date, and the resolutions adopted by the Board of Directors of iVoice Innovations approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of iVoice Innovations as being in full force and effect on and as of the Closing Date;

(E)           a certificate of the Secretary of State of New Jersey to the effect that iVoice Innovations is a validly existing corporation in good standing under the laws of the State of New Jersey and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that iVoice Innovations is a foreign corporation in good standing under the laws of such state; and

(F)           an opinion of legal counsel to iVoice Innovations to the effect that: (i) iVoice Innovations is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on iVoice Innovations; (ii) this Agreement and each related agreement to which iVoice Innovations is a party has been duly authorized, executed and delivered by iVoice Innovations and each of this Agreement and each such related agreement constitutes the valid and binding obligation of iVoice Innovations enforceable against iVoice Innovations in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) iVoice Innovations, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by iVoice Innovations.

4.	An additional Section 13 shall be added to the Agreement as shown below”

13.           Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without giving effect to the conflicts of laws principles thereof.

All other terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date affixed below.

	iVoice, Inc.		Hydra Fuel Cell Corporation

By:		By:

Title:		Title:

Date:		Date:

iVoice Innovations, Inc.

By:

Title:

Date: